Exhibit 99
Report on Form 10-Q



                               GUARANTY AGREEMENT


                                  by and among


                                 TIFFANY & CO.,


                              TIFFANY AND COMPANY,


                          TIFFANY & CO. INTERNATIONAL,


                            TIFFANY & CO. JAPAN INC.,


                    EACH OF THE OTHER GUARANTORS PARTY HERETO


                                       and


                  THE BANK OF NEW YORK, AS ADMINISTRATIVE AGENT


                         ------------------------------


                          Dated as of November 5, 2001

                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE 1. GUARANTY; FRAUDULENT TRANSFER, ETC.; CONTRIBUTION......................................................1
         Section 1.1 Guaranty.....................................................................................1
         Section 1.2 Guaranty of Payment..........................................................................2
         Section 1.3 Fraudulent Transfer..........................................................................2
         Section 1.4 Contributions................................................................................3


ARTICLE 2. OBLIGATIONS NOT WAIVED.................................................................................3


ARTICLE 3. SECURITY...............................................................................................3


ARTICLE 4. NO DISCHARGE OR DIMINISHMENT OF GUARANTY...............................................................4


ARTICLE 5. DEFENSES OF BORROWERS WAIVED...........................................................................4


ARTICLE 6. AGREEMENT TO PAY; SUBORDINATION........................................................................4


ARTICLE 7. INFORMATION............................................................................................5


ARTICLE 8. REPRESENTATIONS AND WARRANTIES.........................................................................5


ARTICLE 9. TERMINATION............................................................................................5


ARTICLE 10. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS........................................................5


ARTICLE 11. WAIVERS; AMENDMENT....................................................................................6
         Section 11.1 No Waiver...................................................................................6
         Section 11.2 Amendments, etc.............................................................................6


ARTICLE 12. NOTICES...............................................................................................7


ARTICLE 13. SURVIVAL OF AGREEMENT; SEVERABILITY...................................................................7
         Section 13.1 Survival of Agreement.......................................................................7
         Section 13.2 Severability................................................................................7


ARTICLE 14. ADDITIONAL GUARANTORS.................................................................................7


ARTICLE 15. RIGHT OF SETOFF.......................................................................................7


ARTICLE 16. GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL..............................................8
         Section 16.1 GOVERNING LAW...............................................................................8
         Section 16.2 Consent to Jurisdiction.....................................................................8
         Section 16.3 Waiver of Objection to Venue................................................................8
         Section 16.4 Consent to Service of Process...............................................................8
         Section 16.5 WAIVER OF JURY TRIAL........................................................................9


ARTICLE 17. MISCELLANEOUS.........................................................................................9
         Section 17.1 Headings....................................................................................9
         Section 17.2 Counterparts................................................................................9
         Section 17.3 Rules of Interpretation.....................................................................9
         Section 17.4 Judgment Currency...........................................................................9


Annex 1  Form of Supplement

     GUARANTY AGREEMENT, dated as of November 5, 2001 among the Persons party hereto set forth Schedule I (the "Current Guarantors"), such other Persons which from time to time may become party hereto (the "New Guarantors", and together with the Current Guarantors, the "Guarantors" and each a "Guarantor") and THE BANK OF NEW YORK, as administrative agent under the Credit Agreement referred to in the next paragraph acting on behalf of the Credit Parties.

     Reference is made to the Credit Agreement, dated as of November 5, 2001, by and among TIFFANY & CO., a Delaware corporation (the "Parent"), TIFFANY AND COMPANY, a New York corporation (the "Tiffany"), TIFFANY & CO. INTERNATIONAL, a Delaware corporation ("Tiffany International"), the other Borrowers party thereto, the Lenders from time to time party thereto and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each Guarantor acknowledges that (i) it will derive substantial benefit from the making of the Loans and the issuance of the Letters of Credit and (ii) the execution and delivery by the Guarantors of this Guaranty Agreement is a condition precedent to the effectiveness of the Credit Agreement, and the Credit Parties would not have entered into the Credit Agreement if the Guarantors had not executed and delivered this Guaranty Agreement.

     Accordingly, the parties hereto agree as follows:

ARTICLE 1.        GUARANTY; FRAUDULENT TRANSFER, ETC.; CONTRIBUTION

     Section 1.1 Guaranty

          Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it and that it will remain bound upon its guaranty notwithstanding any extension or renewal of any Obligations. For purposes hereof, "Obligations" shall mean all of the obligations and liabilities of the Parent and the Borrowers under the Credit Agreement (as the same may be amended, increased, modified, renewed or extended from time to time), in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Sections 9.1(g) or 9.1(h) of the Credit Agreement (each an "Insolvency Event"), and including (a) any obligation or liability in respect of any breach of any representation or warranty, and (b) all post-petition interest, funding losses and make-whole premiums, whether or not allowed as a claim in any proceeding arising in connection with an Insolvency Event.

     Section 1.2 Guaranty of Payment

          Each Guarantor further agrees that its guaranty hereunder constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Credit Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Credit Party in favor of the Borrowers or any other person.

     Section 1.3 Fraudulent Transfer

          Anything in this Guaranty  Agreement to the contrary  notwithstanding,
(i) the obligations of each Guarantor hereunder (other than the Parent; each such Guarantor, a "Subsidiary Guarantor") shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer, obligation or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (A) in respect of intercompany debt owed or owing to the Parent or Affiliates of the Parent to the extent that such debt would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (B) under any Guarantee of senior unsecured debt or Indebtedness subordinated in right of payment to the Obligations, which Guarantee contains a limitation as to maximum amount similar to that set forth in this clause (i), pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (I) applicable law or (II) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties (including the agreements described in Section 1.4) and (ii) the Parent expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim that it may now or hereafter have against any other Loan Party, any other guarantor or any other Person directly or contingently liable for the Obligations, or against or with respect to the property of such other Loan Party, such other guarantor or such other Person, arising from the existence or performance hereof, and, in furtherance, and not in limitation, of the preceding waiver, the Parent agrees that, in the event that any money or property shall be transferred to any Credit Party by the Parent pursuant to this Guaranty Agreement in reduction of the Obligations, such transfer shall be deemed to be a contribution to the capital of the applicable Loan Party, other guarantor or other Person (in the case of the transfer of property, in an amount equal to the fair market value of the property so transferred) as of the date of such transfer, and any such transfer shall not cause the Parent to be a creditor of such Loan Party.

     Section 1.4 Contributions

          Each Subsidiary Guarantor (a "Contributing Subsidiary Guarantor") agrees (subject to this subsection) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder (the "Claiming Subsidiary Guarantor") or assets of such Claiming Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy a claim of any Credit Party hereunder, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Article 14, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this subsection shall be subrogated to the rights of such Claiming Subsidiary Guarantor under this subsection to the extent of such payment. Notwithstanding any provision of this subsection to the contrary, all rights of the Subsidiary Guarantors under this subsection and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the final and indefeasible payment in full in cash of the Obligations. No failure on the part of any Subsidiary Guarantor to make the payments required by this subsection (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations under this subsection, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor under this subsection.

ARTICLE 2.      OBLIGATIONS NOT WAIVED

     To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from, and protest to any Loan Party of any of the Obligations, and also waives notice of acceptance of its guaranty and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrowers or any other Guarantor under the provisions of the Credit Agreement or any other Loan Document, or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guaranty Agreement, any other Loan Document, any guaranty or any other agreement, including with respect to any other Guarantor under this Guaranty Agreement or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any other Credit Party.

ARTICLE 3.      SECURITY

     Each Guarantor authorizes the Administrative Agent and each other Credit Party to (i) take and hold security for the payment of the obligations under this Guaranty Agreement and the

Obligations and exchange, enforce, waive and release any such security, (ii) apply such security and direct the order or manner of sale thereof in accordance with the Loan Documents and (iii) release or substitute any one or more endorsees, other Guarantors or other obligors.

ARTICLE 4.        NO DISCHARGE OR DIMINISHMENT OF GUARANTY

     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the final and indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the final and indefeasible payment in full in cash of all the Obligations).

ARTICLE 5.        DEFENSES OF BORROWERS WAIVED

     To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any Guarantor or exercise any other right or remedy available to them against any Borrower or any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor, as applicable, or any security.

ARTICLE 6.        AGREEMENT TO PAY; SUBORDINATION

     In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Credit Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay, in the applicable Currency required by the Credit Agreement, any Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent in cash the amount of such unpaid Obligations in the applicable Currency required by the Credit Agreement. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against the applicable Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full in cash of the Obligations. In addition, any debt of any Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior final and indefeasible payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such debt of such Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

ARTICLE 7.        INFORMATION

     Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Credit Party will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

ARTICLE 8.        REPRESENTATIONS AND WARRANTIES

     Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

ARTICLE 9.        TERMINATION

     The guarantees made hereunder (i) shall terminate when all the Obligations have been finally and indefeasibly paid in full in cash, the Issuing Bank and the Lenders have no further commitment to lend or otherwise extend credit under the Credit Agreement and all outstanding Letters of Credit shall have been cancelled and returned to the Issuing Bank and (ii) shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored by any Credit Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

ARTICLE 10.       BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

     Whenever in this Guaranty Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor that are contained in this Guaranty Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns.

This Guaranty Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the
Administrative Agent and the other Credit Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly contemplated by this Guaranty Agreement or the other Loan Documents. If any of the equity interests in any Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Guarantor shall no longer be a Subsidiary of the Parent, then the obligations of such Guarantor under this Guaranty Agreement shall be automatically released. This Guaranty Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

ARTICLE 11.       WAIVERS; AMENDMENT

     Section 11.1 No Waiver

          No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Credit Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guaranty Agreement or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 11.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

     Section 11.2 Amendments, etc.

          Neither this Guaranty Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by, between or among the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.1 of the Credit Agreement.

ARTICLE 12.     NOTICES

     All communications and notices hereunder shall be in writing and given as provided in Section 11.2 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on
Schedule I hereto.

ARTICLE 13.       SURVIVAL OF AGREEMENT; SEVERABILITY

     Section 13.1 Survival of Agreement

          All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guaranty Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Credit Parties and shall survive the execution and delivery of any Loan Document, the making of any Loan and the issuance of any Letter of Credit, regardless of any investigation made by the Credit Parties or on their behalf, and shall continue in full force and effect until this Guaranty Agreement shall terminate.

     Section 13.2 Severability

          In the event any one or more of the provisions contained in this Guaranty Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

ARTICLE 14.     ADDITIONAL GUARANTORS

     Upon execution and delivery after the date hereof by the Administrative Agent and a Person of an instrument in the form of Annex 1, such Person shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any New Guarantor as a party to this Guaranty Agreement.

ARTICLE 15.       RIGHT OF SETOFF

     If an Event of Default shall have occurred and be continuing, each Credit Party is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Credit Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Guaranty Agreement and the other Loan Documents held by such Credit Party, irrespective of whether or not such Credit Party shall have made any demand under this Guaranty Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Credit Party under this Article are in addition to other rights and remedies (including other rights of setoff) which such Credit Party may have.

ARTICLE 16.       GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL

     Section 16.1 GOVERNING LAW

          THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 16.2 Consent to Jurisdiction

          Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Agreement shall affect any right that the Administrative Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Guaranty Agreement or the other Loan Documents against any Guarantor, or any of its property, or in the courts of any jurisdiction.

     Section 16.3 Waiver of Objection to Venue

          Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement or the other Loan Documents in any court referred to in Section 16.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Section 16.4 Consent to Service of Process

          Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in Article 12. Nothing in this Guaranty Agreement will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law.

     Section 16.5 WAIVER OF JURY TRIAL

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE 17. MISCELLANEOUS

     Section 17.1 Headings

          Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Guaranty Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

     Section 17.2 Counterparts

          This Guaranty Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 10), and shall become effective as provided in Article 10. Delivery of an executed counterpart of this Guaranty Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty Agreement.

     Section 17.3 Rules of Interpretation

          The rules of interpretation specified in Section 1.2 of the Credit Agreement shall be applicable to this Guaranty Agreement.

     Section 17.4 Judgment Currency

          (a) Each Guarantor's obligations under this Guaranty Agreement to make payments in the applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that, on the Business Day immediately following the date of such tender or recovery, the Administrative Agent, the Swing Line Lender, the Issuing Bank or the applicable Lender, as the case may be, may, in accordance with normal banking procedures, purchase the Obligation Currency with such other currency. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures in the relevant jurisdiction, the Obligation Currency could be purchased with the Judgment Currency as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If the amount of Obligation Currency purchased pursuant to the last sentence of subsection (a) above is less than the sum originally due in the Obligation Currency, the applicable Guarantor covenants and agrees to indemnify the applicable recipient against such loss, and if the Obligation Currency so purchased exceeds the sum originally due to such recipient, such recipient agrees to remit to the applicable Guarantor such excess.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty Agreement as of the day and year first above written.


                                               TIFFANY & CO.


                                               By:   /s/ James N. Fernandez
                                                   -----------------------------
                                               Name: James N. Fernandez
                                                    ----------------------------
                                               Title:Executive Vice President,
                                                     ---------------------------
                                                     Chief Financial Officer
                                                     ---------------------------


                                               TIFFANY AND COMPANY


                                               By:   /s/ James N. Fernandez
                                                  ------------------------------
                                               Name: James N. Fernandez
                                                    ----------------------------
                                               Title:Executive Vice President,
                                                     ---------------------------
                                                     Chief Financial Officer
                                                     ---------------------------


                                               TIFFANY & CO. INTERNATIONAL


                                               By:   /s/ James N. Fernandez
                                                   -----------------------------
                                               Name: James N. Fernandez
                                                    ----------------------------
                                               Title:Executive Vice President,
                                                     ---------------------------
                                                     Chief Financial Officer
                                                     ---------------------------

                                               TIFFANY & CO. JAPAN INC.


                                               By:   /s/ James N. Fernandez
                                                   -----------------------------
                                               Name: James N. Fernandez
                                                    ----------------------------
                                               Title: Vice President
                                                     ---------------------------

THE BANK OF NEW YORK, as
Administrative Agent



By:   /s/ Howard Bascom
   -----------------------------
Name: Howard Bascom
     ---------------------------
Title:Vice President
      --------------------------

                                           SCHEDULE I
                                     TO GUARANTY AGREEMENT

                                      LIST OF GUARANTORS

======================================================= =====================================================
                      Guarantor                                         Address for Notices
------------------------------------------------------- -----------------------------------------------------
Tiffany & Co.                                           15 Sylvan Way
                                                        Parsippany, New Jersey  07054
                                                        Attention:  Vice President - Treasurer
                                                        Telephone:  (973) 254-7699
                                                        Facsimile:  (973) 254-7964

------------------------------------------------------- -----------------------------------------------------
Tiffany and Company                                     c/o Tiffany & Co.
                                                        15 Sylvan Way
                                                        Parsippany, New Jersey  07054
                                                        Attention:  Vice President - Treasurer
                                                        Telephone:  (973) 254-7699
                                                        Facsimile:  (973) 254-7964

------------------------------------------------------- -----------------------------------------------------
Tiffany & Co. International                             c/o Tiffany & Co.
                                                        15 Sylvan Way
                                                        Parsippany, New Jersey  07054
                                                        Attention:  Vice President - Treasurer
                                                        Telephone:  (973) 254-7699
                                                        Facsimile:  (973) 254-7964

------------------------------------------------------- -----------------------------------------------------
Tiffany & Co. Japan Inc.                                c/o Tiffany & Co.
                                                        15 Sylvan Way
                                                        Parsippany, New Jersey  07054
                                                        Attention:  Vice President - Treasurer
                                                        Telephone:  (973) 254-7699
                                                        Facsimile:  (973) 254-7964

======================================================= =====================================================


                        ANNEX 1 TO THE GUARANTY AGREEMENT

                               FORM OF SUPPLEMENT


     SUPPLEMENT NO. __, dated as of _______________, to the GUARANTY AGREEMENT, dated as of November 5, 2001, among the Guarantors party thereto and The Bank of New York, as administrative agent under the Credit Agreement referred to in the next paragraph (as amended, supplemented or otherwise modified from time to time, the "Guaranty Agreement").

     Reference is made to the Credit Agreement, dated as of November 5, 2001, by and among TIFFANY & CO., a Delaware corporation (the "Parent"), TIFFANY AND COMPANY, a New York corporation (the "Tiffany"), TIFFANY & CO. INTERNATIONAL, a Delaware corporation ("Tiffany International"), the other Borrowers party thereto, the Lenders from time to time party thereto and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty Agreement.

     The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.
Article 14 of the Guaranty Agreement provides that additional Persons may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Administrative Agent and the New Guarantor agree as follows:

     Section 1. In accordance with Article 14 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty
Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

     Section 2. The New Guarantor represents and warrants to the Administrative Agent and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally.

     Section 3. This Supplement may be executed in counterparts (and by each party hereto on a different counterpart), each of which shall constitute an original, but both of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

     Section 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

     Section 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 7. All communications and notices hereunder shall be in writing and given as provided in Article 12 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

     Section 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement No. __ to the Guaranty Agreement as of the day and year first above written.


                                            [NEW GUARANTOR]


                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                 ===============================
Address:
                 -------------------------------


------------------------------------------------

------------------------------------------------

Attention:

Telephone No.: (    )
                     --------- -----------------
Facsimile No.: (    )
                     --------- -----------------




THE BANK OF NEW YORK, as
Administrative Agent



By:
    -------------------------------------------
Name:
      -----------------------------------------
Title:
       ----------------------------------------